                                                                     Exhibit 4.1

                     TRAVELERS INSURANCE GROUP HOLDINGS INC.
              (Formerly, Travelers/Aetna Property Casualty Corp.),

                       TRAVELERS PROPERTY CASUALTY CORP.,

                                  AS GUARANTOR

                                       AND

                          BANK ONE TRUST COMPANY, N.A.
                         (Successor to Citibank, N.A.),

                                   AS TRUSTEE




                          First Supplemental Indenture

                            Dated as of May 10, 2002



                                  to Indenture

                           Dated as of April 19, 1996

         THIS FIRST SUPPLEMENTAL INDENTURE dated as of May 10, 2002 (the "Supplemental Indenture"), by and among Travelers Insurance Group Holdings Inc. (formerly named Travelers/Aetna Property Casualty Corp.), a Delaware corporation ("the Company"), Travelers Property Casualty Corp. (formerly named The Travelers Insurance Group Inc.), a Connecticut corporation, as guarantor ("TPCC"), and Bank One Trust Company, N.A. (successor to Citibank, N.A.), a national banking association, as trustee (the "Trustee");

         WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture dated as of April 19, 1996 (the "Indenture"), providing for the issuance by the Company from time to time of its debt securities;

         WHEREAS, the Company currently has issued and outstanding $200,000,000 7 3/4% Notes due 2026 (the "2026 Notes") and $150,000,000 6 3/4% Notes due 2006
(the "2006 Notes") under the Indenture;

         WHEREAS, on the date hereof, the Company is a wholly owned subsidiary of TPCC;

         WHEREAS, TPCC desires to fully and unconditionally guarantee the payment obligations of the Company with respect to the Company's issued and outstanding securities under the Indenture, including the 2026 Notes and the 2006 Notes (collectively, the "Notes") as long as the Company remains a wholly owned subsidiary of TPCC and the Notes remain outstanding; and

         WHEREAS, the execution of the Supplemental Indenture is authorized and permitted by Section 801 of the Indenture and all conditions precedent provided for in the Indenture relating to the execution of the Supplemental Indenture have been complied with;

         NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH: That in order to effectuate the guarantee described above, TPCC agrees with the Trustee, for the equal and proportionate benefit of the respective Holders from time to time of the Notes (the "Holders"), as follows:

                                    ARTICLE I
                                    Guarantee

         TPCC does hereby fully and unconditionally guarantee (the "Guarantee") to the Holders the due and punctual payment of the principal of and interest on all the Notes, according to their tenor, and the performance of every covenant of the Indenture on the part of the Company to be performed or observed (the "Obligations") in accordance with the provisions of the Indenture, as supplemented, as provided below:

      (a) Notice of acceptance of the Guarantee and of default of performance by the Company is expressly waived, and payment under the Guarantee shall be subject to no condition other than the giving of a written request for payment in accordance with the provisions of the Indenture, stating the fact of default of performance, mailed to TPCC at the following address: Travelers Property Casualty Corp., One Tower Square, 8 MS, Hartford, Connecticut 06183, Attention: Paul Eddy.

      (b) The right of the Holders under any debt instrument of the Company that is outstanding as of the date hereof to claim payment from TPCC under the TPCC Guarantee shall rank in priority of payment with TPCC's other obligations to exactly the same extent that the Obligations of the Company under such debt instrument rank with the Company's other obligations, if any.

      (c) The obligations of TPCC under the Guarantee shall in no way be impaired by: (1) any extension, amendment, modification or renewal of the Obligations; (2) any waiver of any event of default, extension of time or failure to enforce any of the Obligations; or
            (3) any extension, moratorium or other relief granted to the Company pursuant to any applicable law or statute.

      (d) The Guarantee shall be irrevocably valid until, and no claim may be asserted under the Guarantee after, the earliest to occur of: (1) the tenth business day following the maturity date of all the Notes, either upon their respective stated maturities, redemption or otherwise; (2) the date on which the Company ceases to be a wholly owned subsidiary of TPCC, as set forth in an Officer's Certificate of TPCC delivered to the Trustee; and (3) the date on which TPCC ceases to be a reporting company under the Securities Exchange Act of 1934, as amended, as set forth in an Officer's Certificate of TPCC delivered to the Trustee.

      (e) TPCC shall be obligated to make payment under the Guarantee only by payment to the Trustee, for the benefit of the Holders, at the same address as the Company is obligated to make payment pursuant to the Indenture, provided that such address must be in the United States.

      (f) TPCC shall have no obligation to make payment or take action under the Guarantee during any period when payment by the Company, in accordance with the provisions of the Indenture, would constitute a violation of any applicable laws (other than bankruptcy, liquidation, reorganization or similar laws affecting the enforcement of the rights of creditors generally).

      (g) TPCC may assign its obligations under the Guarantee to any of its affiliates, upon providing written notice of such assignment to the Trustee, whereupon such assignee shall be substituted in lieu of TPCC with respect to the performance of the Obligations theretofore to be performed by TPCC as described in this Article One.

                                   ARTICLE II

      Section 907 of the Indenture is deleted in its entirety. The following will be inserted as a new Section 907 of the Indenture:

SECTION 907.  STATEMENT AS TO COMPLIANCE.

      TPCC and the Company will deliver to the Trustee within 120 days after the end of each fiscal year, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer of TPCC or the Company, as the case may be, as to his or her knowledge of TPCC's or the Company's, as the case may be, compliance with all conditions and covenants under this Indenture.

For purposes of this Section 907, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

                                   ARTICLE III
                            Miscellaneous Provisions

         SECTION 3.1 Execution as Supplemental Indenture. This Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture and, as provided in the Indenture, this Supplemental Indenture forms a part thereof. Except as herein expressly otherwise defined, the use of the terms and expressions herein is in accordance with the definitions, uses and constructions contained in the Indenture. Except as expressly amended hereby, the Indenture shall continue in full force and effect in accordance with the provisions thereof and the Indenture is in all respects hereby ratified and confirmed.

         SECTION 3.2 Responsibility for Recitals, etc. The recitals herein and in the Notes (except in the Trustee's certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture or of the Notes. The Trustee makes no undertakings or representations in respect of, and shall not be responsible in any manner whatsoever for and in respect of, the validity or sufficiency of this Supplemental Indenture or the proper authorization or the due execution hereof by the Company or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

         SECTION 3.3 Provisions Binding on Successors. All of the covenants, stipulations, premises and agreements made in this Supplemental Indenture by the Company and TPCC shall bind their respective successors and assigns whether so expressed or not.

         SECTION 3.4 New York Contract. This Supplemental Indenture shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said State.

         SECTION 3.5 Execution and Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                        TRAVELERS INSURANCE GROUP
                                        HOLDINGS INC.


                                        By:   /s/ William H. White
                                              ----------------------------------
                                              Name:  William H. White
                                              Title: Vice President & Treasurer

ATTEST:

By:    /s/ Daniel W. Jackson
   ----------------------------------
     Name:  Daniel W. Jackson
     Title: Assistant Secretary

                                        TRAVELERS PROPERTY CASUALTY CORP.,
                                        as Guarantor

                                        By:    /s/ William H. White
                                              ----------------------------------
                                              Name:   William H. White
                                              Title:  Vice President & Treasurer

ATTEST:

By:     /s/ Daniel W. Jackson
   ----------------------------------
     Name:   Daniel W. Jackson
     Title:  Assistant Secretary

                                        BANK ONE TRUST COMPANY, N.A., as Trustee


                                        By:   /s/ Mary R. Fonti
                                              ----------------------------------
                                              Name:  Mary R. Fonti
                                              Title: Vice President

ATTEST:

By:    /s/ Michael Pinzon
   ----------------------------------
     Name:  Michael Pinzon
     Title: Authorized Officer

STATE OF CONNECTICUT)
                                 ss.:
COUNTY OF HARTFORD)

         On this 9th day of May, 2002, before me personally came William H. White, to me personally known, who, being by me duly sworn, did depose and say that he resides in Watch Hill, RI, that he is a Treasurer of Travelers Insurance Group Holdings Inc., one of the corporations described in and which executed the above instrument, that s/he knows the corporate seal of said corporation, that the seal affixed to said instrument is such corporate seal, that it was so affixed by authority of the Board of Directors of said corporation, and that s/he signed her/his name thereto by like authority.
[NOTARIAL SEAL]

                                         /s/ Linda M. Kolios
                                        ----------------------------------------
                                        Notary Public

STATE OF CONNECTICUT)
                               )  ss.:
COUNTY OF HARTFORD)

         On this 9th day of May, 2002 before me personally came William H. White, to me personally known, who, being by me duly sworn, did depose and say that he resides in Watch Hill, RI, that he is a Treasurer of Travelers Property Casualty Corp., one of the corporations described in and which executed the above instrument, that s/he knows the corporate seal of said corporation, that the seal affixed to said instrument is such corporate seal, that it was so affixed by authority of the Board of Directors of said corporation, and that s/he signed her/his name thereto by like authority.

[NOTARIAL SEAL]

                                         /s/ Linda M. Kolios
                                        ----------------------------------------
                                        Notary Public

STATE OF NEW YORK              )
                               )  ss.:
COUNTY OF NEW YORK)

         On this 10th day of May, 2002, before me personally came Mary R. Fonti, to me personally known, who, being by me duly sworn, did depose and say that she resides in Brooklyn, NY, that she is a Vice President of Bank One Trust Company, N.A., one of the corporations described in and which executed the above instrument, that s/he knows the corporate seal of said corporation, that the seal affixed to said instrument is such corporate seal, that it was so affixed by authority of the Board of Directors of said corporation, and that she signed her/his name thereto by like authority.

[NOTARIAL SEAL]
                                         /s/ Mark E. Davis
                                        ----------------------------------------
                                        Notary Public